UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 19, 2018

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                   Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on February 19, 2018 (the “Annual Meeting”).  The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as follows:

1.  Election of Directors

Nominee for Director	For	Withheld
Bruce G. Blakley	21,305,204	3,098,067
Maureen Breakiron-Evans	21,295,349	3,108,462
Bradley H. Feldmann	21,272,993	3,130,818
Edwin A. Guiles	21,275,547	3,128,264
Janice M. Hamby	21,279,854	3,123,957
David F. Melcher	21,341,999	3,061,812
Steven J. Norris	21,289,808	3,114,003
John H. Warner, Jr.	21,156,497	3,247,314

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain	Broker Non-Votes
2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	22,673,204	1,420,195	310,412	1,586,964

In accordance with the above results, the compensation of the Company’s named executive officers was approved on an advisory basis.

	For	Against	Abstain
3. To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2017.	25,699,191	211,583	80,001

In accordance with the above results, the selection of Ernst & Young LLP was approved.

Item 8.01 Other Events.

On February 19, 2018, Bradley H. Feldmann was appointed the Chairman of the Board of Directors of the Company and Edwin A. Guiles was appointed the Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President, General Counsel & Secretary